Exhibit 99.1

MARINEMAX COMPLETES THE ACQUISITION OF INTREPID POWERBOATS

CLEARWATER, FL – November 3, 2021 – MarineMax, Inc. (NYSE: HZO), the world’s largest recreational boat and yacht retailer, announced today that it has completed the acquisition of Intrepid Powerboats (Intrepid), a premier manufacturer of powerboats.

Intrepid Powerboats is recognized as a world class producer of customized boats, carefully reflecting the unique desires of each individual owner. Intrepid follows a direct-to-consumer distribution model and has received many awards and accolades for its innovations and high-quality craftsmanship that create industry leading products in their categories. Intrepid produced revenue in excess of $60 million during the last twelve-months.

W. Brett McGill, Chief Executive Officer and President of MarineMax, stated, “We are excited to add Intrepid Powerboats to the growing list of strategic acquisitions we have completed.  Providing Intrepid with additional resources to enhance how it serves its loyal customer base, while leveraging our digital technologies and capital, will allow it to continue to innovate and grow.  We are happy that Ken Clinton and the Intrepid management team have joined our family and will continue to operate the business.”

Raymond James Investment Banking Marine Team was the advisor for Intrepid Powerboats.

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About MarineMax

MarineMax is the world’s largest recreational boat and yacht retailer, selling new and used recreational boats, yachts and related marine products and services, as well as providing yacht brokerage and charter services. MarineMax has over 100 locations worldwide, including 77 retail dealership locations, which includes 31 marinas or storage operations. Through Fraser Yachts and Northrop and Johnson, the Company also is the largest super-yacht services provider, operating locations across the globe. Cruisers Yachts, a MarineMax company, manufacturers boats and yachts with sales through our select retail dealership locations and through independent dealers. Intrepid Powerboats, a MarineMax company, manufacturers powerboats and sells through a direct-to-consumer model. MarineMax provides finance and insurance services through wholly owned subsidiaries and operates MarineMax Vacations in Tortola, British Virgin Islands.  The Company also operates Boatyard, a pioneering digital platform that enhances the boating experience. MarineMax is a New York Stock Exchange-listed company (NYSE: HZO). For more information, please visit www.marinemax.com.

Forward Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include Intrepid's continued innovation and growth and the management team's continued operation of the business.  These statements are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions and uncertainties include the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, the impacts (direct and indirect) of COVID-19 on the Company’s business, the Company’s employees, the Company’s manufacturing partners, and the overall economy, general economic conditions, as well as those within our industry, the level of consumer spending, the Company’s ability to integrate acquisitions into existing operations, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2020 and other filings with the Securities and Exchange Commission.  The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
	Michael H. McLamb	Investors:
	Chief Financial Officer	Brad Cohen or Dawn Francfort
	727-531-1700	ICR, LLC.
	Media:	investorrelations@marinemax.com.
Abbey Heimensen
MarineMax, Inc.